EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the OnHealth Network Company 1999-2000 Stock Option Plan of our report dated February 18, 2000, except for Notes 2 and 23, as to which the date is May 31, 2000, with respect to the financial statements and schedule of OnHealth Network Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                   \s\ ERNST & YOUNG LLP

                                                       ERNST & YOUNG LLP



Seattle, Washington
June 20, 2000